UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2019

New York City REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55393	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 3rd Floor
New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement.

New Loan Agreement

On April 26, 2019, a wholly owned subsidiary (the “Borrower”) of New York City Operating Partnership, L.P. (the “OP”), the operating partnership of New York City REIT, Inc. (the “Company”), entered into a term loan agreement (the “Loan Agreement”) with Capital One, National Association, as administrative agent, and the other lenders party thereto (each a “Lender” and together, the “Lenders”).

The Loan Agreement provides for a $55.0 million loan (the “Loan”) with an interest rate fixed at 3.6725% by a swap agreement. The Loan has a maturity date of April 26, 2024, and requires monthly interest-only payments, with the principal balance due on the maturity date. The Loan is secured by, among other things, a mortgage lien on the Company’s previously unencumbered property located at 570 Seventh Avenue, New York, New York, also known as 9 Times Square (the “Mortgaged Property”).

The Company expects to use the proceeds, less closing costs and expenses, for general corporate purposes, including to make future acquisitions.

The Loan may be prepaid at any time in whole or in part without penalty, subject to certain conditions and limitations, including that no event of default has occurred and is continuing.

The Company has guaranteed (the “Guaranty”) certain enumerated recourse liabilities of the Borrower under the Loan Agreement and, from and after certain events of defaults and other breaches under the Loan Agreement, as well as bankruptcies or similar events, payment of all amounts due to the Lender in respect of the Loan. The Guaranty also requires the Company to maintain a minimum net worth in excess of $175.0 million and minimum liquid assets of $10.0 million. The Company has also agreed, together with the Borrower, to indemnify the administrative agent and the Lenders against certain environmental liabilities with respect to the Mortgaged Property in connection with the Loan (the “Environmental Indemnity”).

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Loan Agreement, the Guaranty, and the Environmental Indemnity, copies of which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under the subheading New Loan Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Term Loan Agreement, dated as of April 26, 2019 between ARC NYC570SEVENTH, LLC, as borrower, Capital One, National Association, as administrative agent, and the lenders party thereto.
10.2	Guaranty of Recourse Obligations made by New York City REIT, Inc., as guarantor, in favor of Capital One, National Association, as administrative agent on behalf of certain lenders, dated as of April 26, 2019.
10.3	Environmental Indemnity made by ARC NYC570SEVENTH, LLC, as borrower and New York City REIT, Inc., as guarantor, in favor of Capital One, National Association, as administrative agent on behalf of certain lenders, dated as of April 26, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2019	By:	/s/ Edward M. Weil, Jr.
	Name:	Edward M. Weil, Jr.
	Title:	Chief Executive Officer, President and Secretary